Exhibit (C)(14)
Preliminary Draft – Confidential Prepared at the Request of Counsel Project Achieve Presentation to the Special Committee of the Board of Directors July 22, 2023

Preliminary Draft – Confidential Prepared at the Request of Counsel Project Achieve These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of Arco Platform Limited (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft – Confidential Prepared at the Request of Counsel Preliminary Valuation Analysis

Preliminary Draft – Confidential
Prepared at the Request of Counsel

Preliminary Arco Valuation Analysis Summary (Subject to Ongoing Review)

(Metrics in R$ millions, share prices in US$)

Key Metrics and Assumptions

			Metric	Multiples Low	Multiples High
Financial Analysis	DCF (Mgmt. Proj. (Delayed BTL))	WACC: 13.0% - 16.0% PGR: 4.0% - 5.0%			
	Precedent Transactions	LTM Adj. EBITDA[1]	R$626	10.0x	14.0x
	Public Company Trading Analysis	'23E Adj. EBITDA	R$729	6.5x	11.5x
		'24E Adj. EBITDA	R$934	5.5x	10.5x
		'23E Adj. EBITDA - CapEx	R$512	9.0x	13.5x
		'24E Adj. EBITDA - CapEx	R$691	7.5x	12.0x
Reference	DCF (Ill. Reference Mgmt. Proj. and Ill. Sensitivity Scenario)	WACC: 13.0% - 16.0% PGR: 4.0% - 5.0%			
	Premiums Paid	1 Day Premium as of 11/30/22 (Unaffected) 19% - 57%			
		4 Week Premium as of 11/30/22 (Unaffected) 27% - 65%			
	Analyst Price Targets	Range as of 7/14/23 (12-month Target)			
	52-Week Range	Range as of 11/30/22 (Unaffected)			

■ Illustrative Reference Management Projections
▢ Illustrative Sensitivity Scenario

Implied Equity Value Per Share


$11.26
$21.87
$12.54
$21.56
$6.36
$17.28
$7.57
$21.56
$5.98
$12.89
$7.69
$17.00
$22.92
$12.07
$13.88
$25.94
$10.74
$14.18
$11.51
$14.92
$15.00
$18.00
$7.99
$23.00
Illustrative Price: $14.50
7/21/23 Verbal Offer Price: $13.50
7/6/23 Verbal Offer Price: $13.20
5/1/23 Revised Offer Price: $13.00
Current Share Price: $12.72
4/26/23 Verbal Offer Price: $12.65
3/15/23 Verbal Offer Price: $12.00
11/30/22 Written Offer Price: $11.00
Unaffected Price: $9.04

Source: Management Projections (Delayed BTL) as approved and directed for Evercore's use by the Special Committee; Illustrative Reference Management Projections; Illustrative Sensitivity Scenario; Bloomberg (7/14/23); FactSet (7/14/23); Thomson Reuters SDC (7/14/23)
Note: Assumes BRL/USD spot exchange rate of 4.80 as of 7/14/23
Note: Metrics reflect actuals and projections per Arco management
Note: Fully diluted shares outstanding calculated as basic shares plus accelerated vesting of RSUs, net dilution from options and holdback shares resulting from the isaac acquisition; share count and dilution detail per Arco management; approach to isaac holdback shares subject to ongoing review

1. Q1'23 LTM Adj. EBITDA excludes isaac; share price calculation excludes cash and debt held at isaac, and share count excludes shares issued to acquire isaac and dilutive securities held by isaac employees

EVERCORE / Seneca EVERCORE
1
Project Achieve

Preliminary Draft – Confidential Prepared at the Request of Counsel Project Achieve Preliminary Arco Discounted Cash Flow Analysis – Management Projections (Delayed BTL) (US$) Implied Share Price Sensitivity – WACC and PGR Implied Adj. EBITDA Terminal Multiple – WACC and PGR Implied Adj. EBITDA - CapEx Terminal Multiple – WACC and PGR Perpetuity Growth Rate Perpetuity Growth Rate 4.00% 4.25% 4.50% 4.75% 5.00% 13.00% $20.15 $20.54 $20.96 $21.40 $21.87 13.75% 17.37 17.67 18.00 18.34 18.70 14.50% 15.01 15.26 15.51 15.78 16.06 15.25% 13.00 13.19 13.39 13.61 13.83 16.00% 11.26 11.41 11.58 11.75 11.92 WACC Perpetuity Growth Rate 4.00% 4.25% 4.50% 4.75% 5.00% 13.00% 5.5x 5.7x 5.8x 6.0x 6.1x 13.75% 5.1 5.2 5.4 5.5 5.6 14.50% 4.8 4.9 5.0 5.1 5.2 15.25% 4.5 4.6 4.6 4.7 4.8 16.00% 4.2 4.3 4.3 4.4 4.5 WACC Perpetuity Growth Rate 4.00% 4.25% 4.50% 4.75% 5.00% 13.00% 6.5x 6.6x 6.8x 7.0x 7.1x 13.75% 6.0 6.1 6.3 6.4 6.6 14.50% 5.6 5.7 5.8 5.9 6.1 15.25% 5.2 5.3 5.4 5.5 5.6 16.00% 4.9 5.0 5.1 5.2 5.3 WACC Source: Management Projections (Delayed BTL) as approved and directed for Evercore’s use by the Special Committee Note: Assumes BRL/USD spot exchange rate of 4.80 as of 7/14/23 Note: Illustrative analysis assumes a 3/31/23 valuation date and reflects 3/31/23 balance sheet figures provided by management Note: Assumes D&A equal to CapEx and a 34% tax rate in the terminal year per Arco management 2

Preliminary Draft – Confidential Prepared at the Request of Counsel Project Achieve TEV / '23E EBITDA TEV / '24E EBITDA TEV / '23E EBITDA - CapEx TEV / '24E EBITDA - CapEx 6.0x 37.2x 19.8x 22.7x 7.4x 8.1x 7.1x 7.0x 6.3x 9.6x 7.5x 7.2x 5.9x 5.3x 24.3x 15.9x 20.2x 6.2x 7.7x 6.9x 7.4x 5.7x 8.3x 6.6x 6.3x 5.4x 8.3x 39.3x 23.1x 23.4x 8.7x 9.9x 9.6x 9.8x 8.9x 12.4x 9.8x 9.4x 7.9x 7.3x 26.2x 18.4x 20.8x 7.4x 10.6x 9.2x 9.4x 7.6x 10.7x 8.6x 8.4x 7.1x Preliminary Public Company Trading Analysis Ed. Tech. LatAm Ed. Services Publishers Max Mean Median Min Max Mean Median Min Max Mean Median Min Source: FactSet (7/14/23); Company filings; press releases Note: Education Technology companies include Duolingo, PowerSchool, Instructure, Chegg, 2U, Kahoot and Coursera; Publishers include Pearson, John Wiley & Sons and Scholastic; LatAm Education Services include Laureate, Cogna, Afya and YDUQS Note: Kahoot trading data is as of 7/13/23, the day prior to its announcement of an agreement for a recommended all-cash offer to be acquired 3

Preliminary Draft – Confidential
Prepared at the Request of Counsel

Preliminary Precedent EBITDA Transaction Multiples Analysis

(US$ in millions)


Ed. Tech
Publishers
LatAm Ed. Services
44.1x
19.3x
17.9x[1]
8.0x[2]
7.0x[3]
Median: 17.9x
9.9x[4]
9.7x[5]
9.2x
Median: 9.7x
16.6x[6]
14.4x[6]
12.0x[7]
Median: 14.4x

	Ed. Tech					Publishers			LatAm Ed. Services		
Ann. Date	Jul-23	Aug-21	Oct-18	Jun-22	Dec-18	Feb-22	Feb-19	Jun-21	Feb-21	Mar-21	May-19
TEV	$1,704	$5,295	$725	$200	$314	$2,666	$250	$4,500	$107	$162	$414
Target	Kahoot!	cornerstone	cambium	sumtotal	IDDINK GROUP	HMH	Pearson K12 Courseware	Mc Graw Hill	Eleva	DOM BOSCO / COC	POSITIVO
Acquiror	Asset Management	CLEARLAKE	VERITAS	cornerstone	sanoma	VERITAS	NEXUS	Platinum Equity	VASTA	arco	arco

Source: Company filings; press releases
Note: Non-US transaction values converted into USD based on the spot rate at the time the transaction was announced
Note: Analysis excludes the Roper / Frontline Education transaction from the 5/16/23 discussion materials due to limited information of Frontline's financials. Prior analysis relied upon assumptions that could not be verified

1. Based on 9/30/18 LTM EBITDA; multiple has been updated since the 5/16/23 discussion materials, which included the change in deferred revenue and deferred costs to calculate adj. EBITDA
2. Calculated using FY 2022 (12-month period ending January 31, 2022) Adj. EBITDA including corporate allocations per the transaction press release
3. Calculated using reported FY 2018 EBITDA
4. Calculated using Adj. EBITDA from continuing operations per company filings
5. Based on 2018 adjusted and statutory operating profit converted to USD using an exchange rate as of 2/18/19
6. Transaction multiple has been updated since the 5/16/23 discussion materials to now reflect the multiple reported by the acquirer at the time of transaction announcement
7. Calculated using FY 2018 adjusted EBITDA

EVERCORE / Seneca EVERCORE
4
Project Achieve

Preliminary Draft – Confidential Prepared at the Request of Counsel Appendix

Preliminary Draft – Confidential
Prepared at the Request of Counsel

Management Projections (Delayed BTL)

(R$ in millions, "$" symbol indicates R$ throughout)

	Q2-Q4 2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	**$1,874**	**$2,964**	**$3,570**	**$4,280**	**$5,070**	**$5,912**	**$6,807**	**$7,805**	**$8,757**	**$9,640**	**$10,396**
% Growth		*23%*	*20%*	*20%*	*18%*	*17%*	*15%*	*15%*	*12%*	*10%*	*8%*
Adj. EBITDA	**$618**	**$934**	**$1,152**	**$1,457**	**$1,779**	**$2,133**	**$2,467**	**$2,840**	**$3,197**	**$3,526**	**$3,811**
% Margin	*33%*	*32%*	*32%*	*34%*	*35%*	*36%*	*36%*	*36%*	*37%*	*37%*	*37%*
CapEx	**$179**	**$244**	**$260**	**$277**	**$319**	**$363**	**$409**	**$461**	**$499**	**$531**	**$554**
% of Revenue	*10%*	*8%*	*7%*	*6%*	*6%*	*6%*	*6%*	*6%*	*6%*	*6%*	*5%*
Adj. EBITDA - CapEx	**$438**	**$691**	**$892**	**$1,180**	**$1,459**	**$1,770**	**$2,058**	**$2,379**	**$2,698**	**$2,995**	**$3,257**
% Margin	*23%*	*23%*	*25%*	*28%*	*29%*	*30%*	*30%*	*30%*	*31%*	*31%*	*31%*
Memo: Unlevered Free Cash Flow											
NOPAT[1]	**$312**	**$421**	**$561**	**$691**	**$851**	**$1,037**	**$1,195**	**$1,409**	**$1,544**	**$1,740**	**$1,917**
(+) D&A	217	358	407	458	512	556	600	620	649	665	667
(-) CapEx	(179)	(244)	(260)	(277)	(319)	(363)	(409)	(461)	(499)	(531)	(554)
(-) Capital Allocation - Credit (isaac)[2]	(92)	40	17	(102)	(82)	(63)	(65)	27	31	35	38
(-) Change in Operational NWC	(298)	(244)	(284)	(329)	(379)	(427)	(478)	(536)	(508)	(464)	(404)
(-) Change in Other Assets / Liabilities (isaac)	(18)	(18)	(12)	(6)	(26)	(29)	(39)	(46)	(54)	(61)	(67)
Unlevered Free Cash Flow[3]	**($59)**	**$313**	**$430**	**$434**	**$556**	**$710**	**$804**	**$1,014**	**$1,162**	**$1,383**	**$1,599**
% Conversion	*NA*	*33%*	*37%*	*30%*	*31%*	*33%*	*33%*	*36%*	*36%*	*39%*	*42%*

Source: Management Projections (Delayed BTL) as approved and directed for Evercore's use by the Special Committee
1. NOPAT stands for Net Operating Profit After Tax
2. Cash outflow / inflow associated with isaac using / receiving capital to fund credit products
3. Illustratively treats all stock-based compensation as a cash expense

EVERCORE / Seneca EVERCORE
5
Project Achieve

Preliminary Draft – Confidential Prepared at the Request of Counsel Project Achieve Preliminary Premiums Paid Analysis % Premium Prior to Announcement Date 1 Day 4 Weeks 57% 46% 37% 19% 75th Percentile Mean Median 25th Percentile 65% 52% 37% 27% Source: Thomson Reuters SDC (7/14/23); FactSet (7/14/23) Note: Includes all-cash transactions announced since 1/1/2018 with enterprise value between $500mm-$3bn involving a target in the Americas, where 100% of target’s shares were acquired. Excludes FIG, real estate and energy industries 6

Preliminary Draft – Confidential Prepared at the Request of Counsel Project Achieve Firm Latest Target Date Price Target Time Period Rating Price Target 5/25/23 12 month Neutral 6/23/23 Dec-23 Overweight 5/25/23 Dec-23 Outperform 3/30/23 12 month Buy 7/6/23 12-18 month Overweight 6/9/23 12 month Neutral $18.00 $17.00 $17.00 $17.00 $15.50 $15.00 Analyst Price Targets and Ratings Source: Bloomberg; Wall street research (US$) 7

Preliminary Draft – Confidential
Prepared at the Request of Counsel

Preliminary WACC Analysis

Cost of Equity and WACC Calculation

	Market Risk Premium: Historical					Market Risk Premium: Supply Side				
	Arco	Vasta	Ed. Tech.	Publishers	LatAm Ed. Services	Arco	Vasta	Ed. Tech.	Publishers	LatAm Ed. Services
Risk Free Rate[1]	4.1%	4.1%	4.1%	4.1%	4.1%	4.1%	4.1%	4.1%	4.1%	4.1%
Unlevered Beta [2]	0.77	0.50	1.10	0.88	0.51	0.77	0.50	1.10	0.88	0.51
Debt / Equity Ratio [3]	46.6%	60.6%	11.7%	20.4%	48.8%	46.6%	60.6%	11.7%	20.4%	48.8%
Tax Rate [4]	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%
Levered Beta [5]	1.01	0.70	1.19	1.00	0.67	1.01	0.70	1.19	1.00	0.67
Market Risk Premium [6]	7.2%	7.2%	7.2%	7.2%	7.2%	6.4%	6.4%	6.4%	6.4%	6.4%
Size Premium [7]	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%
Country Risk Premium [8]	2.2%	2.2%	2.2%	2.2%	2.2%	2.2%	2.2%	2.2%	2.2%	2.2%
Cost of Equity (Pre-Inflation)	**14.9%**	**12.7%**	**16.2%**	**14.9%**	**12.5%**	**14.1%**	**12.1%**	**15.2%**	**14.1%**	**12.0%**
Long-Term Inflation (US) [9]	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%
Long-Term Inflation (Brazil) [10]	3.5%	3.5%	3.5%	3.5%	3.5%	3.5%	3.5%	3.5%	3.5%	3.5%
Cost of Equity[11]	**16.6%**	**14.3%**	**17.9%**	**16.6%**	**14.2%**	**15.8%**	**13.8%**	**16.9%**	**15.7%**	**13.6%**
After-tax Cost of Debt	9.6%	9.6%	9.6%	9.6%	9.6%	9.6%	9.6%	9.6%	9.6%	9.6%
Equity to Total Cap.	68.2%	62.3%	89.5%	83.1%	67.2%	68.2%	62.3%	89.5%	83.1%	67.2%
WACC[12]	**14.4%**	**12.5%**	**17.0%**	**15.4%**	**12.7%**	**13.8%**	**12.2%**	**16.1%**	**14.7%**	**12.3%**

Sensitivity Analysis – WACC and Cost of Equity

CoE - Historical Premium

Unlevered Beta	Debt / Equity Ratio 20.0%	40.0%	60.0%
0.60	14.2%	14.8%	15.4%
0.80	15.9%	16.6%	17.4%
1.00	17.5%	18.5%	19.4%

CoE - Supply Side Premium

Unlevered Beta	Debt / Equity Ratio 20.0%	40.0%	60.0%
0.60	13.7%	14.2%	14.7%
0.80	15.1%	15.8%	16.5%
1.00	16.6%	17.4%	18.3%

WACC - Historical Premium

Unlevered Beta	Debt / Equity Ratio 20.0%	40.0%	60.0%
0.60	13.4%	13.3%	13.2%
0.80	14.8%	14.6%	14.5%
1.00	16.2%	15.9%	15.7%

WACC - Supply Side Premium

Unlevered Beta	Debt / Equity Ratio 20.0%	40.0%	60.0%
0.60	13.0%	12.9%	12.8%
0.80	14.2%	14.0%	13.9%
1.00	15.4%	15.2%	15.0%

Source: Bloomberg (7/14/23); FactSet (7/14/23); Company filings
1. 20-Yr US Treasury Bond Yield 2. Unlevered Beta = Adjusted Beta / (1 + (1 - Tax Rate) * (Debt / Equity)) 3. Excludes future payouts agreed to as part of prior acquisition agreements 4. Tax rate per Arco management 5. Levered Beta = Unlevered Beta * (1 + (1 - Tax Rate) * (Debt / Equity)) 6. Per 2023 Kroll Cost of Capital Calculator 7. Per 2023 Kroll Cost of Capital Calculator 8. Reflects EMBI+ Risco-Brasil index as of 7/14/23 9. Federal Reserve long-term inflation target 10. Brazilian Central Bank – Expectations System 11. CoE= (1 + (Risk Free Rate + (Market Risk Premium * Levered Beta) + Size Premium + Country Risk Premium) * (1 + Brazil Long-Term Inflation) / (1 + US Long-Term Inflation) – 1 12. WACC = CoE* Equity to Total Cap. + After-tax Cost of Debt * (1 - Equity to Total Cap)

EVERCORE / Seneca EVERCORE
8
Project Achieve

Preliminary Draft – Confidential
Prepared at the Request of Counsel

Preliminary Peer Set Beta Benchmarking

(US$ in millions)

Company	MEV	TEV	Total Debt[1]	Adjusted Beta[2]	Unlevered Beta[3]	Total Debt / Equity[1]
Arco	$882	$1,426	$411	1.01	0.77	46.6%
Vasta	$280	$525	$170	0.70	0.50	60.6%
Education Technology						
Duolingo	$7,234	$6,593	$-	1.13	1.13	-
PowerSchool	4,633	5,311	742	1.23	1.10	16.0%
Instructure	4,226	4,617	495	0.98	0.90	11.7%
Chegg	1,184	1,766	773	1.10	0.74	65.3%
Coursera	2,456	1,677	-	1.33	1.33	-
Kahoot[4]	1,597	1,517	-	1.23	1.23	-
2U	357	1,176	913	1.73	0.60	255.4%
Mean				**1.25**	**1.01**	**49.8%**
Median				**1.23**	**1.10**	**11.7%**
Publishers						
Pearson	$7,913	$8,779	$1,614	0.68	0.59	20.4%
John Wiley & Sons	1,945	2,651	749	1.15	0.89	38.5%
Scholastic	1,383	1,161	-	0.88	0.88	-
Mean				**0.91**	**0.79**	**19.6%**
Median				**0.88**	**0.88**	**20.4%**
LatAm Ed. Services						
Cogna	$1,250	$2,770	$963	0.46	0.31	77.0%
Laureate	1,965	2,525	265	0.72	0.66	13.5%
Afya	1,387	2,160	413	0.98	0.82	29.8%
YDUQS	1,155	2,044	782	0.52	0.36	67.7%
Mean				**0.67**	**0.54**	**47.0%**
Median				**0.62**	**0.51**	**48.8%**

Source: Bloomberg (7/14/23); FactSet (7/14/23); Company filings
Note: Assumes BRL/USD spot exchange rate of 4.80 as of 7/14/23
1. Excludes future payouts agreed to as part of prior acquisition agreements 2. Adjusted Beta = (2/3)*Raw Beta + (1/3)*1 3. Unlevered Beta = Adjusted Beta / (1 + (1 - Tax Rate) * (Debt / Equity))
4. Reflects trading data as of 7/13/23, the day prior to Kahoot's announcement of an agreement for a recommended all-cash offer to be acquired.

EVERCORE / Seneca EVERCORE
9
Project Achieve

Preliminary Draft – Confidential
Prepared at the Request of Counsel

Preliminary Public Trading Company Analysis

(US$ in millions, except per-share values)

Company	Share Price 7/14/23	Market Equity Value	TEV	TEV / Revenue 2023E	TEV / Revenue 2024E	TEV / EBITDA 2023E	TEV / EBITDA 2024E	TEV / EBITDA - CapEx 2023E	TEV / EBITDA - CapEx 2024E	Revenue Growth 2023E	Revenue Growth 2024E	EBITDA Margin 2023E	EBITDA Margin 2024E
Arco (Ill. Ref. Mgmt.)	**$12.72**	**$882**	**$1,426**	**2.8x**	**2.3x**	**9.3x**	**7.0x**	**13.1x**	**9.3x**	**26%[1]**	**24%**	**30%**	**32%**
Arco (Delayed BTL)	**12.72**	**882**	**1,426**	**2.8**	**2.3**	**9.4**	**7.3**	**13.4**	**9.9**	**25%[1]**	**23%**	**30%**	**32%**
Arco (Consensus)	**12.72**	**882**	**1,426**	**2.9**	**2.4**	**9.4**	**7.4**	**13.9**	**9.9**	**21%[1]**	**24%**	**31%**	**32%**
Vasta	$3.36	$280	$525	1.7x	1.5x	6.0x	5.3x	8.3x	7.3x	14%	17%	29%	28%
Education Technology													
Duolingo	$149.51	$7,234	$6,593	12.9x	10.2x	nm	nm	nm	nm	38%	27%	12%	15%
PowerSchool	22.00	4,633	5,311	7.7	7.0	23.5	20.8	30.2	26.2	10%	10%	33%	33%
Instructure	28.15	4,226	4,617	8.8	8.0	22.7	20.2	23.4	20.8	10%	10%	39%	40%
Chegg	9.18	1,184	1,766	2.5	2.5	8.2	7.9	13.8	12.2	(8%)	2%	31%	31%
Coursera	13.33	2,456	1,677	2.8	2.4	nm	nm	nm	nm	16%	16%	na	1%
Kahoot[2]	3.12	1,597	1,517	8.9	7.4	37.2	24.3	39.3	25.3	17%	20%	24%	31%
2U	3.97	357	1,176	1.2	1.1	7.4	6.2	8.7	7.4	3%	8%	16%	18%
			Max	**12.9x**	**10.2x**	**37.2x**	**24.3x**	**39.3x**	**26.2x**	**38%**	**27%**	**39%**	**40%**
			Mean	**6.4x**	**5.5x**	**19.8x**	**15.9x**	**23.1x**	**18.4x**	**12%**	**13%**	**26%**	**24%**
			Median	**7.7x**	**7.0x**	**22.7x**	**20.2x**	**23.4x**	**20.8x**	**10%**	**10%**	**27%**	**31%**
			Min	**1.2x**	**1.1x**	**7.4x**	**6.2x**	**8.7x**	**7.4x**	**(8%)**	**2%**	**12%**	**1%**
Publishers													
Pearson	$10.94	$7,913	$8,779	1.9x	1.8x	8.1x	7.7x	9.9x	9.4x	(6%)	3%	23%	23%
John Wiley & Sons	34.52	1,945	2,651	1.5	1.6	7.0	7.4	9.8	10.6	(15%)	(6%)	22%	22%
Scholastic	40.15	1,383	1,161	0.7	0.6	6.3	5.7	8.9	7.6	4%	6%	10%	11%
			Max	**1.9x**	**1.8x**	**8.1x**	**7.7x**	**9.9x**	**10.6x**	**4%**	**6%**	**23%**	**23%**
			Mean	**1.3x**	**1.3x**	**7.1x**	**6.9x**	**9.6x**	**9.2x**	**(6%)**	**1%**	**18%**	**19%**
			Median	**1.5x**	**1.6x**	**7.0x**	**7.4x**	**9.8x**	**9.4x**	**(6%)**	**3%**	**22%**	**22%**
			Min	**0.7x**	**0.6x**	**6.3x**	**5.7x**	**8.9x**	**7.6x**	**(15%)**	**(6%)**	**10%**	**11%**
LatAm Education Services													
Cogna	$0.66	$1,250	$2,770	2.3x	2.1x	7.9x	6.8x	10.8x	9.1x	13%	10%	29%	31%
Laureate	12.43	1,965	2,525	1.8	1.7	6.5	5.9	7.9	7.1	14%	7%	28%	28%
Afya	15.34	1,387	2,160	3.7	3.2	9.6	8.3	12.4	10.7	20%	14%	39%	39%
YDUQS	3.93	1,155	2,044	1.9	1.8	5.9	5.4	8.1	7.7	12%	5%	33%	34%
			Max	**3.7x**	**3.2x**	**9.6x**	**8.3x**	**12.4x**	**10.7x**	**20%**	**14%**	**39%**	**39%**
			Mean	**2.4x**	**2.2x**	**7.5x**	**6.6x**	**9.8x**	**8.6x**	**15%**	**9%**	**32%**	**33%**
			Median	**2.1x**	**2.0x**	**7.2x**	**6.3x**	**9.4x**	**8.4x**	**14%**	**9%**	**31%**	**32%**
			Min	**1.8x**	**1.7x**	**5.9x**	**5.4x**	**7.9x**	**7.1x**	**12%**	**5%**	**28%**	**28%**

Source: Management Projections (Delayed BTL) as approved and directed for Evercore's use by the Special Committee; Illustrative Reference Management Projections; Company filings; Press releases; FactSet (7/14/23)
Note: Assumes BRL/USD spot exchange rate of 4.80 as of 7/14/23

1. Pro forma for isaac acquisition
2. Reflects trading data as of 7/13/23, the day prior to Kahoot's announcement of an agreement for a recommended all-cash offer to be acquired. On 7/14/23, Kahoot's '23E and '24E trading multiples were 41.7x and 27.2x Adj. EBITDA, respectively, and 44.1x and 28.4x Adj. EBITDA – Capex, respectively

EVERCORE / Seneca EVERCORE
10
Project Achieve

Preliminary Draft – Confidential Prepared at the Request of Counsel Project Achieve $12.72 $- $10 $20 $30 $40 $50 1/1/21 8/20/21 4/8/22 11/25/22 7/14/23 $12.72 $- $5 $10 $15 $20 11/25/22 1/21/23 3/20/23 5/17/23 7/14/23 Arco Stock Performance Over Time (10/6/22) Announced acquisition of remaining 75.1% stake in isaac Source: FactSet (7/14/23); Arco filings; Arco management (11/18/21) Announced $150mm investment from Bidders (5/24/21) Announced Q1’21 results, beating expectations on revenue but missing on EPS (1/26/23) Announced formation of Special Committee to evaluate the proposal (11/30/22) Received $11.00 / share proposal from Bidders Stock Price Performance (1/1/21 – Present) (US$) $12.00 / share verbal proposal $11.00 / share written proposal $13.00 / share revised proposal $12.65 / share verbal proposal $13.20 / share verbal proposal $12.00 / share verbal proposal $11.00 / share written proposal $13.00 / share revised proposal $12.65 / share verbal proposal $13.20 / share verbal proposal (3/30/23) Announced FY’22 results; provided limited detail on take-private proposal (5/1/23) 13-D filed announcing $13.00 per share proposal $13.50 / share verbal proposal $13.50 / share verbal proposal 11

Preliminary Draft – Confidential Prepared at the Request of Counsel Project Achieve (77%) (31%) 18% (39%) (64%) (120%) (90%) (60%) (30%) - 30% 60% 90% 120% 1/1/21 8/20/21 4/8/22 11/25/22 7/14/23 Arco Trading Performance vs. Select Peers Source: FactSet (7/14/23) Note: Metrics reflect average of peer group as companies begin trading. See appendix for peer group constituents. Analysis excludes Kahoot, which announced an agreement to recommend for an all-cash offer to be acquired on 7/14/23 1. Reflects unaffected trading date of Arco’s listed class A shares; Arco announced receipt of the preliminary, non-binding proposal from GA and Dragoneer after market hours on 11/30/22 2. Reflects performance of Chegg, Coursera and 2U, as other companies within the “Ed. Tech.” group were not yet trading Stock Price Performance TEV / NTM Adj. EBITDA Multiple Performance Ed. Tech. Publishers LatAm Ed. Services 5.5x 13.7x 6.9x 6.8x 8.2x - 10.0x 20.0x 30.0x 40.0x 50.0x 60.0x 70.0x 80.0x 90.0x 1/1/21 8/20/21 4/8/22 11/25/22 7/14/23 % Return Arco Vasta Ed. Tech. Publishers LatAm Ed. Services 1-Month Ago 0.9% 1.8% 1.2% 0.7% 6.9% 11/30/22 40.7% (16.6%) 1.7% (12.8%) 31.7% 3-Months Ago 12.4% (5.5%) (3.5%) 2.8% 51.2% 6-Months Ago (4.1%) (19.0%) (3.6%) (10.5%) 45.3% 1-Year Ago (12.3%) (38.7%) 4.4% 5.1% 36.3% 2-Years Ago (52.9%) (57.5%) (81.4%) (8.8%) (30.1%) 2 Δ in Multiple Arco Vasta Ed. Tech. Publishers LatAm Ed. Services Current 8.2x 5.5x 13.7x 6.9x 6.8x 1-Month Ago (0.1x) (0.2x) 0.6x (0.0x) 0.2x 11/30/22 0.9x (1.3x) (3.1x) (1.9x) 0.1x 3-Months Ago 0.1x (0.3x) (0.6x) (0.2x) 0.3x 6-Months Ago (1.4x) (1.4x) (4.1x) (1.4x) 0.0x 1-Year Ago (2.9x) (3.7x) (2.5x) (1.0x) (0.0x) 2-Years Ago (9.3x) (5.3x) NM (1.8x) (5.6x) 1 1 12

Preliminary Draft – Confidential Prepared at the Request of Counsel Project Achieve Unaffected Current Share Price Written Written Verbal Share Price (11/30/22) 11/30/2022 3/15/2023 4/26/2023 5/1/2023 7/6/2023 7/21/2023 (7/14/23) Premium Analysis Price per Share $9.04 $11.00 $12.00 $12.65 $13.00 $13.20 $13.50 $12.72 $14.00 $16.00 $18.00 $20.00 % Premium to Unaffected Price 22% 33% 40% 44% 46% 49% 41% 55% 77% 99% 121% Enterprise Value ($) $1,171 $1,307 $1,376 $1,421 $1,446 $1,460 $1,481 $1,426 $1,515 $1,655 $1,794 $1,933 Enterprise Value (R$) R$5,619 R$6,273 R$6,607 R$6,824 R$6,941 R$7,007 R$7,108 R$6,847 R$7,275 R$7,943 R$8,611 R$9,280 % Premium to Metric 11/30/2022 Close $9.04 0% 22% 33% 40% 44% 46% 49% 41% 55% 77% 99% 121% 1-Month VWAP $9.67 (7%) 14% 24% 31% 34% 36% 40% 32% 45% 65% 86% 107% 3-Month VWAP $10.98 (18%) 0% 9% 15% 18% 20% 23% 16% 28% 46% 64% 82% 6-Month VWAP $12.42 (27%) (11%) (3%) 2% 5% 6% 9% 2% 13% 29% 45% 61% 52-Week High (Close) $23.00 (61%) (52%) (48%) (45%) (43%) (43%) (41%) (45%) (39%) (30%) (22%) (13%) 2023E (Ill. Ref. Mgmt.) R$736 7.6x 8.5x 9.0x 9.3x 9.4x 9.5x 9.7x 9.3x 9.9x 10.8x 11.7x 12.6x 2023E (Delayed BTL) R$729 7.7 8.6 9.1 9.4 9.5 9.6 9.8 9.4 10.0 10.9 11.8 12.7 2023E (Consensus) R$728 7.7 8.6 9.1 9.4 9.5 9.6 9.8 9.4 10.0 10.9 11.8 12.7 2024E (Ill. Ref. Mgmt.) R$971 5.8 6.5 6.8 7.0 7.1 7.2 7.3 7.0 7.5 8.2 8.9 9.6 2024E (Delayed BTL) R$934 6.0 6.7 7.1 7.3 7.4 7.5 7.6 7.3 7.8 8.5 9.2 9.9 2024E (Consensus) R$931 6.0 6.7 7.1 7.3 7.5 7.5 7.6 7.4 7.8 8.5 9.2 10.0 2023E (Ill. Ref. Mgmt.) R$524 10.7x 12.0x 12.6x 13.0x 13.2x 13.4x 13.6x 13.1x 13.9x 15.2x 16.4x 17.7x 2023E (Delayed BTL) R$512 11.0 12.3 12.9 13.3 13.6 13.7 13.9 13.4 14.2 15.5 16.8 18.1 2023E (Consensus) R$494 11.4 12.7 13.4 13.8 14.1 14.2 14.4 13.9 14.7 16.1 17.4 18.8 2024E (Ill. Ref. Mgmt.) R$738 7.6 8.5 9.0 9.3 9.4 9.5 9.6 9.3 9.9 10.8 11.7 12.6 2024E (Delayed BTL) R$691 8.1 9.1 9.6 9.9 10.1 10.1 10.3 9.9 10.5 11.5 12.5 13.4 2024E (Consensus) R$693 8.1 9.1 9.5 9.9 10.0 10.1 10.3 9.9 10.5 11.5 12.4 13.4 Dragoneer / GA Proposals TEV / Adj. EBITDA - CapEx Verbal % Premium / (Discount) TEV / Adj. EBITDA Analysis at Various Prices (US$ and R$ in millions, except per share data) Source: Management Projections (Delayed BTL) as approved and directed for Evercore’s use by the Special Committee; Illustrative Reference Management Projections; Bloomberg; FactSet (7/14/23) Note: Consensus estimates reflect median of brokers that are pro forma for isaac (Itaú BBA, J.P. Morgan, Morgan Stanley) Note: Assumes BRL/USD spot exchange rate of 4.80 as of 7/14/23 and 3/31/23 balance sheet provided by Arco management Note: Fully diluted shares outstanding calculated as basic shares plus accelerated vesting of RSUs, net dilution from options and holdback shares resulting from the isaac acquisition; share count and dilution detail per Arco management; approach to isaac holdback shares subject to ongoing review 1. On 3/15/23, GA indicated verbally to Evercore that they could offer $12.00 per share 2. On 4/26/23, GA indicated verbally to Evercore that they could offer $12.65 per share 3. On 5/1/23, GA and Dragoneer sent a revised non-binding proposal increase their proposal to $13.00 per share 4. On 7/6/23, GA and Dragoneer informally communicated a best and final proposal (subject to the approval of their respective investment committees) to Evercore and the Special Committee of $13.20 per share 5. On 7/21/23, GA informally communicated a proposal to the Special Committee of $13.50 per share 1 2 3 4 5 13

Preliminary Draft – Confidential
Prepared at the Request of Counsel

Illustrative Reference Management Projections

(R$ in millions, "$" symbol indicates R$ throughout)

	Q2-Q4 2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	**$1,901**	**$3,009**	**$3,658**	**$4,419**	**$5,249**	**$6,084**	**$6,997**	**$8,034**	**$9,016**	**$9,914**	**$10,698**
% Growth		*24%*	*22%*	*21%*	*19%*	*16%*	*15%*	*15%*	*12%*	*10%*	*8%*
Adj. EBITDA	**$626**	**$971**	**$1,245**	**$1,542**	**$1,884**	**$2,237**	**$2,613**	**$3,052**	**$3,426**	**$3,767**	**$4,065**
% Margin	*33%*	*32%*	*34%*	*35%*	*36%*	*37%*	*37%*	*38%*	*38%*	*38%*	*38%*
CapEx	**$175**	**$234**	**$262**	**$283**	**$321**	**$353**	**$402**	**$458**	**$514**	**$565**	**$610**
% of Revenue	*9%*	*8%*	*7%*	*6%*	*6%*	*6%*	*6%*	*6%*	*6%*	*6%*	*6%*
Adj. EBITDA - CapEx	**$451**	**$738**	**$982**	**$1,259**	**$1,563**	**$1,885**	**$2,211**	**$2,594**	**$2,912**	**$3,202**	**$3,455**
% Margin	*24%*	*25%*	*27%*	*29%*	*30%*	*31%*	*32%*	*32%*	*32%*	*32%*	*32%*
Memo: Unlevered Free Cash Flow											
NOPAT[1]	**$319**	**$449**	**$630**	**$753**	**$915**	**$1,081**	**$1,288**	**$1,545**	**$1,664**	**$1,837**	**$1,988**
(+) D&A	218	359	409	461	515	561	606	627	695	758	814
(-) CapEx	(175)	(234)	(262)	(283)	(321)	(353)	(402)	(458)	(514)	(565)	(610)
(-) Capital Allocation - Credit (isaac)[2]	(73)	(60)	(102)	(64)	(35)	(87)	(109)	75	61	69	76
(-) Change in Operational NWC	(313)	(240)	(270)	(309)	(379)	(426)	(477)	(535)	(491)	(449)	(392)
Unlevered Free Cash Flow[3]	**($25)**	**$275**	**$405**	**$558**	**$696**	**$776**	**$906**	**$1,254**	**$1,416**	**$1,650**	**$1,875**
% Conversion	*NA*	*28%*	*33%*	*36%*	*37%*	*35%*	*35%*	*41%*	*41%*	*44%*	*46%*

Source: Illustrative Reference Management Projections
1. NOPAT stands for Net Operating Profit After Tax
2. Cash outflow / inflow associated with isaac using / receiving capital to fund credit products
3. Illustratively treats all stock-based compensation as a cash expense

EVERCORE / Seneca EVERCORE
14
Project Achieve

Preliminary Draft – Confidential Prepared at the Request of Counsel Project Achieve Illustrative Sensitivity Scenario Projections (R$ in millions, "$" symbol indicates R$ throughout) Source: Illustrative Sensitivity Scenario 1. NOPAT stands for Net Operating Profit After Tax 2. Cash outflow / inflow associated with isaac using / receiving capital to fund credit products 3. Illustratively treats all stock-based compensation as a cash expense Q2-Q4 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E Revenue $1,901 $2,999 $3,612 $4,310 $5,050 $5,763 $6,526 $7,388 $8,202 $8,972 $9,661 % Growth 23% 20% 19% 17% 14% 13% 13% 11% 9% 8% Adj. EBITDA $626 $950 $1,208 $1,498 $1,821 $2,122 $2,433 $2,784 $3,117 $3,409 $3,671 % Margin 33% 32% 33% 35% 36% 37% 37% 38% 38% 38% 38% CapEx $175 $234 $259 $276 $311 $340 $383 $432 $468 $512 $551 % of Revenue 9% 8% 7% 6% 6% 6% 6% 6% 6% 6% 6% Adj. EBITDA - CapEx $451 $716 $949 $1,222 $1,510 $1,782 $2,050 $2,352 $2,649 $2,898 $3,120 % Margin 24% 24% 26% 28% 30% 31% 31% 32% 32% 32% 32% Memo: Unlevered Free Cash Flow NOPAT $319 $433 $602 $720 $880 $1,009 $1,170 $1,368 $1,462 $1,603 $1,731 (+) D&A 218 359 409 461 515 561 606 627 693 755 809 (-) CapEx (175) (234) (259) (276) (311) (340) (383) (432) (468) (512) (551) (-) Capital Allocation - Credit (isaac) (73) (51) (84) (42) (12) (51) (65) 51 45 50 55 (-) Change in Operational NWC (313) (241) (273) (316) (381) (430) (481) (539) (407) (385) (345) Unlevered Free Cash Flow ($25) $266 $395 $547 $691 $749 $846 $1,074 $1,325 $1,512 $1,699 % Conversion NA 28% 33% 37% 38% 35% 35% 39% 43% 44% 46% 3 1 2 15

Preliminary Draft – Confidential Prepared at the Request of Counsel Project Achieve Preliminary Arco Discounted Cash Flow Analysis – Illustrative Reference Management Projections (US$) Implied Share Price Sensitivity – WACC and PGR Implied Adj. EBITDA Terminal Multiple – WACC and PGR Implied Adj. EBITDA - CapEx Terminal Multiple – WACC and PGR Perpetuity Growth Rate Perpetuity Growth Rate 4.00% 4.25% 4.50% 4.75% 5.00% 13.00% $23.92 $24.38 $24.87 $25.39 $25.94 13.75% 20.78 21.14 21.53 21.93 22.36 14.50% 18.12 18.41 18.71 19.03 19.36 15.25% 15.85 16.08 16.32 16.57 16.83 16.00% 13.88 14.06 14.26 14.46 14.67 WACC Perpetuity Growth Rate 4.00% 4.25% 4.50% 4.75% 5.00% 13.00% 5.8x 6.0x 6.1x 6.3x 6.4x 13.75% 5.4 5.5 5.6 5.8 5.9 14.50% 5.0 5.1 5.2 5.3 5.5 15.25% 4.7 4.8 4.9 5.0 5.1 16.00% 4.4 4.5 4.6 4.7 4.7 WACC Source: Illustrative Reference Management Projections Note: Assumes BRL/USD spot exchange rate of 4.80 as of 7/14/23 Note: Illustrative analysis assumes a 3/31/23 valuation date and reflects 3/31/23 balance sheet figures provided by management Note: Assumes D&A equal to CapEx and a 34% tax rate in the terminal year per Arco management Perpetuity Growth Rate 4.00% 4.25% 4.50% 4.75% 5.00% 13.00% 6.8x 7.0x 7.2x 7.4x 7.6x 13.75% 6.3 6.5 6.6 6.8 6.9 14.50% 5.9 6.0 6.1 6.3 6.4 15.25% 5.5 5.6 5.7 5.8 6.0 16.00% 5.2 5.3 5.4 5.5 5.6 WACC 16

Preliminary Draft – Confidential Prepared at the Request of Counsel Project Achieve Preliminary Arco Discounted Cash Flow Analysis – Illustrative Sensitivity Scenario (US$) Implied Share Price Sensitivity – WACC and PGR Implied Adj. EBITDA Terminal Multiple – WACC and PGR Implied Adj. EBITDA - CapEx Terminal Multiple – WACC and PGR Perpetuity Growth Rate Perpetuity Growth Rate 4.00% 4.25% 4.50% 4.75% 5.00% 13.00% $21.11 $21.53 $21.97 $22.43 $22.92 13.75% 18.29 18.62 18.96 19.32 19.70 14.50% 15.90 16.15 16.42 16.71 17.00 15.25% 13.85 14.05 14.27 14.49 14.73 16.00% 12.07 12.23 12.41 12.59 12.78 WACC Perpetuity Growth Rate 4.00% 4.25% 4.50% 4.75% 5.00% 13.00% 5.8x 5.9x 6.0x 6.2x 6.4x 13.75% 5.3 5.5 5.6 5.7 5.8 14.50% 5.0 5.1 5.2 5.3 5.4 15.25% 4.7 4.7 4.8 4.9 5.0 16.00% 4.4 4.5 4.5 4.6 4.7 WACC Perpetuity Growth Rate 4.00% 4.25% 4.50% 4.75% 5.00% 13.00% 6.8x 6.9x 7.1x 7.3x 7.5x 13.75% 6.3 6.4 6.6 6.7 6.9 14.50% 5.8 6.0 6.1 6.2 6.4 15.25% 5.5 5.6 5.7 5.8 5.9 16.00% 5.2 5.2 5.3 5.4 5.5 WACC Source: Illustrative Sensitivity Scenario Note: Assumes BRL/USD spot exchange rate of 4.80 as of 7/14/23 Note: Illustrative analysis assumes a 3/31/23 valuation date and reflects 3/31/23 balance sheet figures provided by management Note: Assumes D&A equal to CapEx and a 34% tax rate in the terminal year per Arco management 17